Exhibit 31.2

INDEPENDENCE LEAD MINES COMPANY

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Wayne L. Schoonmaker, certify that:

1.

I have reviewed this quarterly report on Form 10-QSB of Independence Lead Mines Company.

2.

 Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this  report;

3.

Based on my knowledge, the financial statements, and other financial information included in this  report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)

 designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the small business issuer  is made known to us by others within those entities, particularly during the period in which this  report is being prepared;

b)

  evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of  the end of the period covered by this report based on such evaluation; and

5.

 The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation, to the small business issuer’s audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)

 all significant deficiencies and material weaknesses in the design or operation of  internal controls which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize, and report financial information; and

b)

  any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls.

Date: November 10, 2005

/s/ Wayne L. Schoonmaker

Principal Financial Officer